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                                  United States
                       Securities and Exchange Commission
                              Washington, DC 20549

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                                    Form 8-K

                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


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                         Date of Report: December 18, 2003

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                              BOEING CAPITAL CORPORATION
                (Exact name of registrant as specified in its charter)


            Delaware                     95-2564584               0-10795
 (State or other jurisdiction of      (I.R.S. Employer     (Commission File No.)
 Incorporation or Organization)      Identification No.)

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          500 Naches Ave., SW, 3rd Floor - Renton, Washington 98055
                  (Address of principal executive offices)

                             (425) 393-2914
            (Registrant's telephone number, including area code)

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



Item 5.  Other Events

   Boeing Capital Corporation ("BCC") and its parent, The Boeing Company ("Boeing"), expect to enter into a support agreement under which Boeing would agree to maintain a minimum ownership interest in BCC and to make payments to BCC should its fixed charge coverage ratio or net worth fall below minimum levels. The support agreement will include provisions under which it may be modified or terminated, with appropriate safeguards for BCC's noteholders. Boeing and BCC have agreed that a support agreement is appropriate in view of the previously announced new strategy under which BCC will focus primarily on supporting Boeing products and services.


Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   Boeing Capital Corporation

                                   By /s/ Steven W. Vogeding
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                                      Steven W. Vogeding
    December 17, 2003                 Vice President and Chief Financial Officer